Exhibit 10.1

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of January, 2007, by and between Silicon Valley Bank (“Bank”) and Pharsight Corporation, a Delaware corporation (“Borrower”) whose address is 321 East Evelyn Avenue, 3 rd Floor, Mountain View, California 94041.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 27, 2004, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of February 10, 2005, as amended by that certain Loan Modification by and between Bank and Borrower dated as of May 26, 2005, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of June 20, 2005, by that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of July 14, 2005 and as further amended by that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 12, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) lower the interest rate payable on the Advances, Term Loan 2 and Equipment Advances, (ii) extend the Revolving Maturity Date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4 (Interest Rate, Payments). Section 2.4(a) is amended in part to read as follows:

(a) Interest Rate. Effective as of December 15, 2006, (i) Advances, Term Loan 2 and Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.375% above the Prime Rate.

2.2 Section 2.4 (Interest Rate, Payments). The first sentence under Section 2.4(b) is hereby amended in its entirety and replaced with the following:

(b) Payments. Interest due on the Committed Revolving Line is payable on the 24th of each month.

2.3 Section 2.5 (Fees). Notwithstanding anything under Section 2.5(a), Borrower will pay to Bank an anniversary fee of $7,500 on May 24, 2007. Bank is hereby authorized to debit Borrower’s account number                          for the anniversary fee on May 24, 2007.

2.4 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(e) is hereby amended in its entirety and replaced with the following:

(e) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted not more often than once a year unless an Event of Default has occurred and is continuing.

2.5 Section 6.6 (Primary Accounts). Section 6.6 is amended in its entirety and replaced with the following:

Borrower will maintain all of its primary operating and securities accounts at Bank or its affiliates.

2.6 Section 6.7 (Financial Covenants). Section 6.7(ii) entitled “Tangible Net Worth” is hereby deleted in its entirety.

2.7 Section 13 (Definitions). Sub-letter (e) of the defined term “Eligible Accounts” is hereby amended to include the following:

Notwithstanding the forgoing, if Borrower’s Adjust Quick Ratio is equal to 2.50 to 1.00 or greater, Bank may include those accounts from account debtors does not have it principal place of business in the United States, provided, however, if the Adjusted Quick Ratio is less than 2:50 to 1:00, then those accounts will be at Bank sole discretion.

2.8 Section 13. (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Revolving Maturity Date” is May 24, 2008.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on May 27, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Pharsight Corporation

By:	/s/ Liam Fairbairn	By:	/s/ William Frederick
Name:	Liam Fairbairn	Name:	William Frederick
Title:	Relationship Manager	Title:	Chief Financial Officer